UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2014

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 14, 2014, SunOpta Inc.’s wholly owned subsidiary The Organic Corporation B.V, based in the Netherlands, entered into a Multi-Purpose Facilities Agreement (“Club Facility”), with ING Bank N.V. (“ING Bank”), Cooperative Centrale Raiffeissen-Boerenleenbank B.A. (“Rabobank”) and Deutsche Bank AG, Amsterdam Branch (“Deutsche Bank”) (collectively, the “Lenders”). The Borrowers include The Organics Corporation B.V., Tradin Organics Agriculture B.V., SunOpta Foods Europe B.V., Tradin Organics USA Inc. and Trabocca B.V. (collectively the “Borrowers”). The Club Facility expands the Borrowers’ capacity to borrow and provides for a total of €92.5 million in financing via three main facilities, an €80 million revolving credit facility covering working capital needs, a €5.0 million facility covering commodity hedging requirements, a €5.0 million facility designated for letters of credit, and a €2.5 million pre-settlement facility covering currency hedging requirements.

The new €80 million revolving credit facility is secured by the working capital of the Borrowers and replaces an existing €45 million credit facility with ING Bank N.V. and ABN AMRO Bank N.V. The increased facility size will be used to support growth within SunOpta Inc.’s international sourcing and supply operations. There is no set maturity to the Club Facility and the Club Facility credit limit can be extended or adjusted based on the needs of the business and upon approval of the Lenders. A Lender may demand repayment of the Club Facility at any time.

Interest costs under the Club Facility accrue based on the aggregate of a loan margin of 1.75%, a rate based off of EURIBOR or LIBOR, as the cost of funds as set by each of ING Bank and Deutsche Bank on a periodic basis, or a premium as set by Rabobank on a periodic basis. Initial interest rates under the Club Facility are expected to be similar to the previous €45 million credit facility as the loan margin and pricing are comparable.

The Club Facility contains certain customary representations and warranties, customary affirmative and customary negative covenants that restrict the Borrowers’ ability to, among other things, incur liens, dispose of assets, sell, transfer or otherwise dispose of its receivables on recourse terms, engage in consolidations or mergers, incur additional indebtedness, engage in transactions with affiliates, pay certain management fees to affiliates or incur certain capital expenditures.

Under the Club Facility, the Borrowers are obligated to pay certain fees that are customary for a credit facility of this size and type, including, among others, an arrangement fee, a security agent fee, a documentary agent fee, and fees on letters of credit.

The foregoing description of the Club Facility is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Club Facility, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01, “Entry Into a Material Definitive Agreement,” is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher
Robert McKeracher
Vice President and Chief Financial Officer

Date	October 20, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment and Restatement Agreement, dated October 14, 2014, relating to a EUR 92,500,000 Multipurpose Facilities Agreement, originally dated September 25, 2012, among The Organic Corporation B.V., Tradin Organic Agriculture B.V., SunOpta Foods Europe B.V., Tradin Organics USA Inc. and Trabocca B.V., as Borrowers, and ING Bank N.V., Cooperative Centrale Raiffeissen- Boerenleenbank B.A and Deutsche Bank AG, Amsterdam Branch, as Lenders.